(m)(3)(i)

AMENDED SCHEDULE A

to the

SHAREHOLDER SERVICES AND DISTRIBUTION PLAN

CLASS S2

Funds
ING BlackRock Science and Technology Opportunities Portfolio
ING Emerging Markets Index Portfolio
ING Index Plus LargeCap Portfolio
ING Index Plus MidCap Portfolio
ING Index Plus SmallCap Portfolio
ING International Index Portfolio
ING Russell™ Large Cap Index Portfolio
ING Russell™ Mid Cap Growth Index Portfolio
ING Russell™ Mid Cap Index Portfolio
ING Russell™ Small Cap Index Portfolio
ING Small Company Portfolio
ING U.S. Bond Index Portfolio
ING WisdomTreeSM High-Yielding Equity Index Portfolio